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                                                                    Exhibit 15






                                         May 14, 1999





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

                                         Re:  Parker Drilling Company
                                         Registration on Form S-8


We are aware that our report dated May 11, 1999, on our review of the interim financial information of Parker Drilling Company for the period ended March 31, 1999 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698 and 33-57345).



                                         By:/s/PricewaterhouseCoopers LLP
                                         --------------------------------
                                         PricewaterhouseCoopers LLP




















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